EXHIBIT 12.2

CERTIFICATION

I, Malcolm Davidson, certify that:

1.	I have reviewed this Annual Report on Form 20-F of Avino Silver & Gold Mines Ltd.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 19, 2013	/s/ Malcolm Davidson
Malcolm Davidson, Principal Financial Officer